   As filed with the Securities and Exchange Commission on January 16, 2001

                                                    Registration No. 333 - _____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              --------------------

                            STAR GAS PARTNERS, L.P.
              (Exact name of registrant as specified in charter)

             Delaware                                       06-1437773
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                             2187 Atlantic Street
                                P.O. Box 120011
                       Stamford, Connecticut 06912-0011
                                (203) 328-7300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ----------------------

                         Employee Unit Incentive Plan
                             (Full Title of Plan)

                            ----------------------

                              Richard F. Ambury,
                         Vice President and Treasurer
                                 Star Gas LLC
                             2187 Atlantic Street
                                P.O. Box 120011
                       Stamford, Connecticut 06912-0011
                                (203) 328-7300
          (name and address, including zip code and telephone number, including area code of agent for service)

                            ----------------------

                                  Copies to:


                             Brian Brodrick, Esq.
                   Phillips Nizer Benjamin Krim & Ballon LLP
                               666 Fifth Avenue
                           New York, New York 10103
                                (212) 977-9700

                                              CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                            Proposed               Proposed
Title of Each                                               Maximum                Maximum                  Amount of
Class of Securities                   Amount to be          Offering               Aggregate                Registra-
to be Registered                      Registered(1)         Price Per Share        Offering Price           tion Fee
=========================================================================================================================
Senior Subordinated Units........     82,000                $9.75(2)               $799,500(2)              $200.00
=========================================================================================================================

(1) An indeterminate number of Senior Subordinated Units are registered hereunder, which may be issued in the event provisions against dilution become operative. No additional registration fee is included for these shares.

(2) The registration fee is based upon the average of the high and low sales prices for the Senior Subordinated Units of $9.75 on January 9, 2001, as prescribed by Rule 457(c).

                         INCORPORATION BY REFERENCE OF
                      REGISTRATION STATEMENT ON FORM S-8
                              FILE NO. 333-40138

     This Registration Statement is filed for the purpose of registering additional securities pursuant to Instruction E to Form S-8 under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 in its entirety the Registration Statement on Form S-8 (File No. 333-40138), which became effective on June 26, 2000, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated therein.

Item 8.  Exhibits.

Exhibit
Nos.                Description of Exhibits
---                 -----------------------

5.1*           Opinion of Phillips Nizer Benjamin Krim & Ballon LLP
10.1*          Amendment No. 1 to Employee Unit Incentive Plan
23.1*          Consent of KPMG LLP
23.3*          Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in
               Exhibit 5.1)*
__________________
*Filed herewith.

Item 9.  Undertakings.

     1.   The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of January, 2001.

                                    Star Gas Partners, L.P.

                                    By:  STAR GAS LLC,
                                         As General Partner


                                    By  /s/ Irik P. Sevin
                                       ---------------------------
                                       Irik P. Sevin
                                       Chairman of the Board and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Irik P. Sevin, Richard
F. Ambury and George Leibowitz and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                   Title                           Date
             ---------                                   -----                           ----
/s/ Irik P. Sevin                              Chairman of the Board, Chief          January 16, 2001
------------------------------------             Executive Officer and Director
          Irik P. Sevin                          (Principal Executive Officer)

/s/ George Leibowitz                           Chief Financial Officer (Principal    January 16, 2001
------------------------------------             Financial and Accounting Officer)
          George Leibowitz

/s/ Audrey L. Sevin                            Director                              January 16, 2001
------------------------------------
          Audrey L. Sevin

/s/ William Nicoletti                          Director                              January 16, 2001
------------------------------------
          William Nicoletti

/s/ Paul Biddelman                             Director                              January 16, 2001
------------------------------------
          Paul Biddelman

/s/ Thomas J. Edelman                          Director                              January 16, 2001
------------------------------------
          Thomas J. Edelman

/s/ I. Joseph Massoud                          Director                              January 16, 2001
------------------------------------
          I. Joseph Massoud

/s/ Stephen Russell                            Director                              January 16, 2001
------------------------------------
          Stephen Russell

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